UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 9, 2020

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

B-7-5, Northpoint Office,

Mid Valley City, No. 1 Medan Syed Putra Utara,

59200 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (603) 2201 - 3192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2020, Greenpro Capital Corp. (the “Company”) entered into separate subscription agreements (each, a “Subscription Agreement”) with accredited investors (the “Investors”) pursuant to which the Company issued and sold to the Investors in a private placement an aggregate of 195,455 shares of the Company’s common stock (the “Shares”). The Shares were sold at a price per Share of $1.10 for aggregate gross proceeds of $215,000. The Company intends to use the proceeds from the private placement for working capital and general corporate purposes.

A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Subscription Agreement is subject to, and qualified in its entirety by, such agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company issued the Shares to the Investors in a private placement which was exempt from registration pursuant to Section 4(2) of, and/or Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or Regulation S promulgated under the Securities Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement dated October 9, 2020.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: October 16, 2020	By:	/s/ Lee Chong Kuang
	Title:	President and Chief Executive Officer

3